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As filed with the Securities and Exchange Commission on September 28, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hicks Acquisition Company I, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-8521842 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1200
Dallas, TX 75201
(214) 615-2300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph B. Armes
Chief Executive Officer
c/o Hicks Acquisition Company I, Inc.
100 Crescent Court, Suite 1200
Dallas, TX 75201
(214) 615-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002—Facsimile	Floyd I. Wittlin Ann F. Chamberlain Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7700 (212) 702-3604 Facsimile

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-143747

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	9,200,000 Units	$10.00	$92,000,000	$2,825

Shares of Common Stock included as part of the Units(2)	9,200,000 Shares	—	—	—(3)

Warrants included as part of the Units(2)	9,200,000 Warrants	—	—	—(3)

Total			$92,000,000	$2,825

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 1,200,000 Units, consisting of 1,200,000 shares of Common Stock and 1,200,000 Warrants, which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)
No fee pursuant to Rule 457(g).
(4)
The Company has an unused credit balance with the SEC of $3,531. Accordingly, pursuant to Rule 457(p) under the Securities Act, the full amount of the registration fee currently due for this Registration Statement has been offset against such credit balance.

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

        This Registration Statement on Form S-1 is being filed with respect to the registration, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of 9,200,000 additional units, each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant entitling the holder thereof to purchase one share of common stock, and the 9,200,000 shares of common stock and 9,200,000 warrants underlying such units, of Hicks Acquisition Company I, Inc. (the "Registrant"), a Delaware corporation, including 1,200,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-143747) (the "Prior Registration Statement"), initially filed by the Registrant on June 14, 2007 and declared effective by the Securities and Exchange Commission (the "Commission") on September 27, 2007. The required opinion of counsel and related consent and accountant's consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

        All exhibits filed with or incorporated by reference in Registrant's Registration Statement on Form S-1, as amended (File No. 333-143747), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of September, 2007.

Hicks Acquisition Company I, Inc.
By:	/s/ Joseph B. Armes Joseph B. Armes President, Chief Executive Officer and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Thomas O. Hicks Thomas O. Hicks	Chairman of the Board	September 28, 2007
/s/ Joseph B. Armes Joseph B. Armes	President, Chief Executive Officer, Chief Financial Officer and Director (Principal executive officer and principal financial and accounting officer)	September 28, 2007

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES